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                                                                EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT
-----------------------------

Bearings, Inc.

We consent to the incorporation by reference in Registration Statements Nos. 2-81660, 33-42623, 33-43506, 33-53345, 33-53401 and 33-53361 of Bearings, Inc.
on Forms S-3 and S-8 of our reports dated August 4, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Bearings, Inc. for the year ended June 30, 1995.



DELOITTE & TOUCHE LLP

Cleveland, Ohio

September 20, 1995